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EXHIBIT 99.3

CONSENT OF PROSPECTIVE DIRECTOR

        In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in this Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc. ('Pacific Premier") and all amendments thereto (the "Registration Statement"), as a person who is to become a director of Pacific Premier and Pacific Premier Bank upon consummation of the Merger (as such term is defined in the Agreement and Plan of Reorganization, dated as of October 15, 2012, among Pacific Premier, Pacific Premier Bank and First Associations Bank) and to the filing of this consent as an exhibit to this Registration Statement.

/s/ JOHN CARONA John Carona November 9, 2012

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  EXHIBIT 99.3
CONSENT OF PROSPECTIVE DIRECTOR